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                                                                     EXHIBIT 4.5

                                SECOND AMENDMENT
                                     TO THE
              HARTMARX SAVINGS INVESTMENT AND STOCK OWNERSHIP PLAN
              (as amended and restated effective December 31, 2000)

               WHEREAS, Hartmarx Corporation (the "Company") maintains the Hartmarx Savings Investment and Stock Ownership Plan (the "Plan"); and

               WHEREAS, the Plan has previously been amended and restated and further amendment is considered necessary, desirable and appropriate;

               NOW, THEREFORE, by virtue of the power reserved to the Company under subsection 16.1 of the Plan, and in exercise of the authority delegated to the Hartmarx Plan Administration Committee (the "Committee") by resolutions of the Board of Directors and the Audit and Finance Committee of the Board of Directors of the Company, the Plan, as previously amended and restated, be and it is hereby further amended in the following particulars:

               1. Effective January 1, 2002, by substituting the following for the last sentence of Section 2.4 of the Plan:

               "Effective for Plan Years beginning on and after January 1, 2002, Annual Earnings in excess of $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code, shall be disregarded."

               2. Effective as of July 1, 2002, by adding the following new subsection 4.10 to the Plan, immediately after subsection 4.9 thereof:

              "4.10   Catch-Up Contributions

               All Employees who are eligible to make tax-deferred 401(k) contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of
               the Code, as applicable, by reason of the making of such catch-up contributions. This subsection shall apply to contributions made on and after January 1, 2002. No matching contributions shall be made on catch-up contributions."

               3. Effective as of December 31, 2000, by adding the following new sentence as the last sentence of Section 5.3 of the Plan:

               "Each Employer's contribution to the ESOP Trust Fund shall equal 25% of each of its Participants' Matched Contributions (but not including catch-up contributions described in Section 4.10) to the Plan during a Plan Year, which in the aggregate do not exceed 6% of such Participant's Annual Earnings."

               4. Effective as of July 1, 2001, by substituting the number "35%" for the number "25%" where the latter number appears in the last sentence of
Section 5.3 of the Plan.

               5. Effective as of July 1, 2002, by substituting the number "40%" for the number "35%" where the latter number appears in the last sentence of
Section 5.3 of the Plan.

               6. Effective July 1, 2003, by substituting the number "45%" for the number "40%" where the

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latter number appears in the last sentence of Section 5.3 of the Plan.

               7. Effective July 1, 2004, by substituting the number "50%" for the number "45%" where the latter number appears in the last sentence of Section
5.3 of the Plan.

               8. Effective as of January 1, 2002, by adding the following new sentence as the last sentence of Section 6.13 of the Plan:

               "The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 6.13 of the Plan shall not apply for Plan Years beginning after December 31, 2001."

               9. Effective as of January 1, 2002, by substituting the following for the eighth sentence of Section 6.14 of the Plan:

               "Except to the extent permitted under Section 4.10 of the Plan and Section 414(v) of the Code, the annual addition for any Participant shall not exceed the lesser of (a) or (b) below:

                     (a) $40,000. In the event of a short Plan Year, the maximum dollar limitation shall be divided by 12 and multiplied by the number of months in the short Plan Year.

                     (b)    100% of the Participant's 415 Compensation."

               10. Effective as of January 1, 2002, by substituting the following vesting schedule for the vesting schedule set forth in Section 9.2 of the Plan:

                     "Completed Years of
                      Vesting Service                             Percent Vested
                      ---------------------------                 --------------
                     At least two, but less than three            20%
                     At least three, but less than four           40%
                     At least four, but less than five            70%
                     Five or more                                 100%"

               11. Effective as of January 1, 2002, by inserting the following as a new third sentence of Section 10.6 of the Plan:

               "For purposes of the prior sentence and with respect to distributions after December 31, 2001, the value of a Participant's vested Account balances shall be determined without regard to the Participant's rollover accounts."

               12. Effective as of January 1, 2002, by adding the following sentence to the end of Section 10.6 of the Plan:

               "With respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. The previous sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service."

               13. Effective January 1, 2002, by substituting the phrase "six months" for the phrase "twelve (12) months" where the latter phrase appears in the last sentence of Section 10.9 of the Plan.

               14. Effective January 1, 2002, by substituting a period for the comma and deleting the word "and" at the end of the second subsection (c) of
Section 10.9, and by deleting the second subsection (d) of Section 10.9 of the Plan.

               15. Effective as of January 1, 2002, by substituting the following for subsection 11.1(d) of the Plan:

               "(d) the term `Qualified Retirement Plan' shall mean any retirement plan which the Plan Administrator can reasonably conclude is:

                     (i) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-

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                             tax employee contributions;

                    (ii) an annuity contract described in Section 403(b) of the Code;


                    (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

                    (iv) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code this is eligible to be rolled over and would otherwise be includible in gross income."

               16. Effective as of January 1, 2002, by substituting the following for subsection 11.2(i) of the Plan:

               "Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any amount that is distributed on account of hardship.

               A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

               17. Effective January 1, 2002, by substituting the following for subsection 11.2(ii) of the Plan:

               "Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code."

               18.  Effective January 1, 2002, by substituting the following for
Section 18.2 of the Plan:

               "In general, a `Key Employee' means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was:

               (a) an officer of an Employer or controlled group member receiving Annual Earnings greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

               (b)  a 5 percent owner of an Employer or controlled group member;
                    or

               (c) a 1 percent owner of an Employer or controlled group member receiving Annual Earnings of more than $150,000.

               For this purpose, Annual Earnings means compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the applicable regulations and other guidance of general applicability issued thereunder."

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               19. Effective January 1, 2002, by substituting the following for subsection 18.2(c) of the Plan:

               "A Participant's account balance shall be increased by the aggregate distributions, if any, made with respect to the Participant during the one-year period ending on the determination date (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with this plan under Section 416(g)(2)(A)(i) of the
               Code). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting `five-year period' for `one-year period.'"

               20. Effective January 1, 2002, by substituting the phrase "one year period" for the phrase "five year period" where the latter phrase appears in subsection 18.2(f) of the Plan.

               21. Effective January 1, 2002, by adding the following sentence as the last sentence of Section 18.3:

               "Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and this Section 18.3. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the `Actual Contribution Percentage' tests pursuant to Section 6.7 and other requirements of Code Section 401(m)."

               22. Effective January 1, 2002, by substituting the following Vesting Schedule for the Vesting Schedule set forth in Section 18.3 of the Plan:

                   "Years of Vesting Service                   Percent Vested
                   -------------------------                   --------------
                   Two                                         20%
                   Three                                       40%
                   Four                                        70%
                   Five                                        100%"


               IN WITNESS WHEREOF, the Company has caused the foregoing Second Amendment to be executed by the undersigned member of the Committee and officer of the Company, this 30th day of December, 2002.

                                            HARTMARX PLAN ADMINISTRATION
                                            COMMITTEE


                                            /s/ Taras R. Proczko
                                            ---------------------------------
                                            Taras R. Proczko Committee Member
                                            and Senior Vice President & General
                                            Counsel of the Company